UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2018 (December 29, 2017)

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 29, 2017, Syniverse Holdings, Inc. (“Syniverse” or the “Company”), redeemed $40 million aggregate principal amount of its 9.125% Senior Notes due 2019 (the “Notes”). Pursuant to the indenture governing the Notes, the Notes were redeemed at 100.000% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. Following the completion of the redemption, $41.7 million aggregate principal amount of the Notes remains outstanding.

As a result of fewer than $50 million aggregate principal amount of the Notes remaining outstanding, pursuant to the credit agreement governing the Company’s revolving credit facility and term loan facilities, the “springing maturity date” is no longer applicable, meaning that (1) the scheduled maturity date of the revolving credit commitments will be the earlier of (x) January 15, 2019 and (y) the date of termination in whole of the revolving credit commitments, the letter of credit sublimit, and the swing line facility, and (2) the Company’s term loan facilities will mature on April 23, 2019, unless earlier repaid or refinanced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2018

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel